UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 28, 2017

FOUR OAKS FINCORP, INC.
(Exact name of registrant as specified in its charter)

North Carolina	000-22787	56-2028446
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6114 U.S. 301 South
Four Oaks, North Carolina	27524
(Address of principal executive offices)	(Zip Code)

(919) 963-2177
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.02    Termination of a Material Definitive Agreement.

On May 4, 2017, the Federal Reserve Bank of Richmond (the “FRB”), the primary federal regulator of Four Oaks Fincorp, Inc. (the “Company”) and its wholly-owned subsidiary, Four Oaks Bank & Trust Company (the “Bank”), publicly announced the termination of the written agreement, dated as of July 30, 2015 (the “Written Agreement”), between the Bank and the FRB with an effective termination date of April 28, 2017.

A summary of the material terms of the Written Agreement was disclosed in the Company’s Current Report on Form 8-K filed on August 4, 2015, which summary is incorporated by reference herein.

Item 8.01    Other Events.

On May 4, 2017, the Company issued a press release announcing that the FRB had terminated the Written Agreement. The full text of the press release is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release issued on May 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUR OAKS FINCORP, INC.

By:	/s/ Deanna W. Hart
Deanna W. Hart
Executive Vice President, Chief Financial Officer

Date: May 4, 2017

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release issued on May 4, 2017